Exhibit 3.7(k)

Division ofC Florida Department of State Division of Corporations Public Access System Electronic Filing Cover Sheet Note: Please print this page and use It as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document. (((H07000229753 3))) 11111111111111111111111111111111 lllllllllllllll lllll lllll lllll lllllllllll1111111111111111111111 HD70002297533ABC2 Note: DO NOT hit the REFRESH/RELOAD button on your browser from this page. Doing so will generate another cover sheet. ; , : - ; , ! , ( . /) , re - , :r:m Ź > (/) ::0 - < , " - ' I u . , , , Ź om : 0 !:!..... w N COR AMND/RESTATE/CORRECT OR 0/D RESIGN THE HARVARD LEARNING CENTERS, INC. TO Division of Corporations Fax NUmber (850) 205 - 0380 From: Account Name Account Number Phone Fax Number JEAN - PIERRE k JEAN - PIERRE, LLC 1200700D0128 {561) 305 - 5527 (561) 634 - 2132 0 ...... en >:o ,.,, "'ti o "'ti ..,, , - m 0 (XI :x ;6;rtifi e of Status -- . . --- .. ". . . !Certified · - Copy ..... . 'Page Count (&11.;;; edci - ;;;;s ·· 1 . .. IL 1. i • $52.50 Electronic Filing Menu Corporate Filing Menu Help I of I 9/14/2007 3:38 PM

'Mar 03 2003 8:26PM HP LASERJET FA>< • p.2 860 - 205 - 0381 September 17, 2007 9/17/2007 11:16 PAOE 001/001 • FLORIDA DEPARTMENT OF S'I'ATE TIIX JIMERIC:U UARNING CENTERS, rJe onofCcrponmom 433 PLAZA RltAL STE 275 BOCA M'rON, l!'L 33432 SUBJEC'r: !rBE .IMER?CZ.S LEARNING CEN!l!Eru!, INC. :REF: P06000140411 Florida Dept of Stats W• received your electronically transmitted document. B01fever, the documant haa not been filed. Please make the following corrections and refax the ooll'f'lete document, including the electronic filing cover aheet. 'rhe attached ndnutes of the m.eeting are not fi1ed with our office. They are filed within the corporation. Please correct and resubmit for filin g.p07000042922 i'h• name designated in your document is unavailable since it ia the same aa, or it is not distinguishable from the name of an existing entity. Please select a new nan,e and make the correction in all appropriate places. One or more major words may be added to make the name distinguishable from the one presently on file. Adding "of Florida" or "Florida" to the end of a name is not acceptable. The document nlllllber of the name oonfliot is p07000042922. Please return your document, along with a copy of tbia letter, within 60 days or your filing Will be considered abandoned. I£ you have any questions oonoerning the filing of your document, please o Ŷ l1 (BSD) 245 - 6B92. 'rina Roberta Document Bp ialiat O WCI ........ o,.,J > - 1::l 0::(/) a 0 !;io2 ii:, 1 - 0 IJ.J :IC (1)....1 :::. ex: CX) w : < x: o::<t U...J W...J <n<t I - UJ u IJJ t:r 0.. Lu (/) PAX Aud. t: B07DD0229753 Letter Number: 707A00054634 P.O l30X6'327 - Ta1Jabessec,F1onda 32314

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09/18/2001 11:25 FAX 5619624101 PP - 002/002 The Americas Learning Centers, Inc. 483 Plaza Real, Suite 275 I Boca Raton, Florida 33432 Phone: 561.962,4197 Fax: 561.526 - 2541 September 17, 2007 Florida Department of State Division of Corporations Corporate Filings P.O. Box 6327 Tallahassee, FL 32314 ATTN: Tina Roberts VIA FACSIMILE: 850 - 245 - 6897 To Whom It May Concern: This letter shall serve as notice that "The Americas Leaming Centers, Inc,", the "Corporation", a Florida corporation incorporated April 5, 2007, has been dissolved effective September 17,2007 by action of its Board of Directors which consists of me as the sole Director. The Corporation shall not be reinstated and I, acting as the Corporation's sole Director, hereby release the Corporation's name, "The Americas Learning Centers, Inc.", to The Harvard Leaming Centers, Inc., a Florida corporation, for their use. Should you have any questions on the above, please call our attorney, Guy M. Jean - Pierre, at 561 - 305 - 5527. Thank you. Sinc# r .. s Donald Platten President

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H_a o _a_2_0_0_3_8_:_2_S_P_N H_ P L_A_SERJET FAX p.5 COVER LETTER TO: Amendment Section Division of Corporations NAME OF CORPORATION: THE HARVARD LEARNING CENTERS, INC . DOCUMENT NUMBER: .;.P..;;O.c.60.:..0_0_1 - ' - 404c..:..;1 - ' - 1 Thencelosed Arlie/es of Amendment and fee are submitted for filing. Please re1:urn all correspondence concerning this matter to the following: GUY M. JEAN - PIERRE (Name of Contact Pcrnon) JEAN - PIERRE & JEAN - PIERRE, LLC (Firm/ companr) 9870 NW 49th PL (AddreQs) CORAL SPRINGS, FL 33076 (City/ Staw and Zip Code) For further information concentlng this matter, please call: _G_U_Y_M_._J_E_A -- ::N..,.·P_IE_R ,R: - E: ------ , ------- at (561) _3_0_5 - _5_5_ 27 (Nomo of Conlact Person) (Area Code & Daytime Telephone Number) Enclosed is a check for the following amount: Ƒ S35 Filing Fee D $43.75 Filing Foe & Certificate of Status Mailing Address Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, FL 323 I 4 0$43.75 Filing Fee& Certified Copy (Additional copy is enclosed) 121 $52.SO Filing Fee Certificate of Statua Certified Copy (Additional Copy Is enclosed) Street Address Amendment Section Division of Corporations Clifton Building 2661 Executive Center Circle Tallahassee, FL 32301

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·Nar 03 2003 8:26PM HP LASl;;R.JET FA X Articles of Amendment to Articles ofloeorporation of FIL c D • 07 S£P 18 PH 3: 32' rll{%: I1ffEorFLSTATE • OR,0.4 THE HARVARD LEARNING CENTERS, INC. (Namo of corporation as cunently filed with the Florida Dept. of State) P0600014011 (Docmnent number of corpormkin (if known) Pursuant to the provisions of section 607.I006, Florida Statutes, this Florida Profit Corporatwn adopts the following amendment(s) to its Articles oflncorporation: . NEW CORPORATE NAME (if changing}: THE AMERICAS LEARNING CENTERS, INC. (Must contain the word "corporation," "company/ or "incorporated" or the abbreviation "Corp.," "Inc./ or "Co.") (A professional corporation must contain the word "chartered \ 11 profcssional association," or the abbreviation "P.A.") AMENDMENTS ADOPTED - (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC) Article II is amended by deleting it in Its entirety and Inserting in place thereof the following: Carl Campanelli, President and Chairman of the Board 10582 Maple Chase Drive Boca Raton, FL 33498 Article IV is amended by deleting it In Its entirety and Inserting in place thereof the attached: 1. Common Stock. The maximum number of shares of common stock 1hat this corporations Is authorized to have outstanding at any one time is 750,000,000 shares of common stock, $0001 per value per share . 2. Preferred Stock. [SEE ATTACHED] (Attach additional pages ifncce.,ary) lfan amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate NIA) N/A (continued)

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Mar 03 2003 8:26PM HP LASERJET FAX p.S The date of each amendmeol(s) adoption: August 28, 2007 Effective date if applicable: September 14, 2007 (no more than 90 day• after amendment file date) Adoption of Amendment(s) (CHECK ONE) (Z] The amendment(s) was/were approved by the shareholders . The number of votes cast for tlie amendment(s) by the shareholders was/were sufficient for approval . D The amendment(s) was/were approved by the shareholders through voting groups . The fol/owing statement must be separately provided for each voting group eMtitled to vote separaJely on the amendment(s} : "The number of votes cast for the amcndment(s) was/were sufficient for approval by " (voting group) D The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required . D The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required . Signature (By a director president or other officer. if directors orofficers have not been selected, by en incorporator - ifin the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary) CARL CAMPANELLI (Typed or printed name of person signing) PRESIDENT AND CHAIRMAN OF THE BOARD {TitJe - of person signins;) Fll,ING FEE: $35

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'M_a_r_o_3_'_2_0_0_3_8_:2_7_P_M H P -- =LASERJET FAX p.7 Articles of Amendment to Articles oflncorporatlon of THE HARVARD LEARNING CENTERS, INC. (Name of corporation as ourrcntly filed with the Florida Oepl of State) · P06000140411 (Docwnent number of corporation (if known) Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles oflncorporation: NEW CORPORATE NAME (If changing); THE AMERICAS LEARNING CENTERS, INC. Q..,tust contain 1ho word "corporation/' "comp8Ily." 9r "incorporated" or the abbreviation 11 Corp.," 11 lnc.,"or "Co.") (A professional corporation must contain the word 1 'chanered", "professiona.1 association,'' or the abbreviation 11 P.A.•) AMENDMENTS ADOPTED - (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Titlc(s) being amended, added or deleted: (BE SPECIFIC) Miele II is hereby amended by deleting It In Its entirety and inserting In place thereof the following: Carl Campanelli, President and Chairman of the Board 10582 Maple Chase Drive Boca Raton, FL 33498 Article IV is hereby amended by deleting It In Its entirety and inserting in place thereof the attached : 1. Common Stock. The maximum number of shares or common stock that this corporaUon le authorized to have outstanding at any one time is 750,000,000 shares cf common stock, $.0001 par value per share. 2. Preferred Stock. [SEE ATTACHED] (Attech additional pages ifncccasary) lf an amendment provides for exchange, reclassification, or CJ1Dcellatlon of issued shares, provisions for implementing the amendment if not contained in tbe amendment itself: (if not applicable, indicate NIA) NIA (continued)

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Mar 03 2003 8:27PM HP LASERJET FAX I'. B COVER LETTER TO: Amendment Section Division of Corporations NAME OF CORPORATION: THE HARVARD LEARNING CENTERS, INC . DOCUMENT NUMBER: .:..P...:0:.=6c=.00= - 0=:..1;_4:..::0c.:.1..:.1 Theneclosed Articles of Amemlment and fee are submitted for filing. Please return all correspondence concerning this matter to the following: GUY M. JEAN - PIERRE (Name of Co tact Person) JEAN - PIERRE & JEAN - PIERRE, LLC (Finni Compnny) 9870 NW 49th PL (Addross) CORAL SPRINGS, FL 33076 (City/ State and Zip Code) For further information concerning this matter, please call: G_U_Y_M_. J_E_A_N_ - _P_IE_R_A _E at (561) _3_0_5_ - 5_5_2_ 7 (Name of Contact Person) (Arca Code & Daytime Telephone Number) Enclosed is a check for the following amount: · 0 $35 Filing Fee 0 $43.75 Fillng Fee & Certificate of Status Mailing Address Amendment Section Division of Corporations P.O. Box 6327 . Tallahassee, FL 32314 0S43.75 Filing Foo & Certified Copy (Additional copy is enclosed) @ $52.S0 filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed) Street Address Amendment Section Division ofCorporetions Clifton Building 2661 Executive Center Circle Tallahassee, FL 32301

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Mar 03 2003 8:27PM HP LASER.JET FA)( p.9 CAPITAL STOCK 1. Common Stock . The maximum number of shares of common stock that this corporation is authorized to have outstanding at any one time is 750,000,000 shares of common stock, $.000 I par value per share. 2. Preferred Stock . (a) The maximum number of shares of preferred stock that this corporation is authoriz.ed to have outstanding at any one time is 50,000,000 shares of preferred stock, no par value per share. (b) Subject to the requirements of Chapter 607 of the laws of the State of Florida, the Board of Directors is authorized and empowered to issue shares of preferred stock in one or more series and with such designations, preferences and limitations as the Board of Directors, in its business judgment, determines is in the best interest of the corporation.

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"M 03 2003 8:27PM HP LASERJET FAX p. 10 CERTIFICATE OF DESIGNATION, PREFERENCE AND RIGHTS OF SERIES A PREFERRED STOCK OF THE AMERICAS LEAIU - ilNG CENTERS, INC. Pursuant to the Business Organizations Law of the State of Florida The Americas Learning Centers, Inc., (formerly, the Harvard Learning Centers, Inc.), a corporation organcr.ed and existing under the laws of the State of Florida (the "Corporation") , hereby certifies that the following resolutions were duly adopted by the Board of Directors of the Corporation by wianimous written consent on August 28, 2007, pursuant to the authority vested in the Board of Directors by Article IV of the Certificate of Incorporation of the Corporation which creates and authorizes 50,000,000 shares of Preferred Stock of the Corporation, no par value (the " Preferred Stock") : Resolved, that pursuant to the authority vested in the Board of Directors by Article IV of the Certificate of Incorporation of the Corporation, a series of Preferred Stock is hereby established, the distinctive designation of which shall be "Series A Preferred Stock" (such series being hereinafter called "Series A Preferred Stock"), and the preferences and relative, participating, optional or other special rights of the Series A Preferred Stock, and the qualifications, limitations or rei;trictions thereof(in addition to the relative powers, preferences and rights, and qilalifications, limitations or restrictions thereof, set forth in the Corporation's Certificate of Incorporation which are applicable to shares of Prefened Stock of all series) shall be as follows: I . Number of Shares ; Stated Value and Dividends . The Corporation hereby des . ignates one (1) share of the authorized shares of preferred stock as Series A Preferred Stock . The stated value of the Series A Preferred Stock shall be'no par value . The holder of share of Series A Preferred Stock shall not be entitled to receive dividends . " 2 . Liquidation Preference . In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holder of Series A Preferred Stock may at his sole option elect to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of common stock by reason of their ownership thereof, an amount per share equal to $ 0 . 00 I for the outstanding share of Series A Preferred Stock . Upon the completion of this distribution and any other distribution that may be required with respect to series of preferred stock of this Corporation that may from time to time come into existence, if assets remain in this Corporation the holders of the common stock of this Corporation shall receive all of the remaining assets of this Corporation . For purposes of this Section 2 , a liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation or any transaction in which the Corporation is the surviving entity or (ii) a sale of all or substantially all of the assets of the Corporation unless the Corporation's shareholders of record as comti.tutcd

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ar 0 2003 8:28PM HP LASERJET FAX p. 11 immediately prior to such transaction will, immediately after such transaction (by virtue of securities issued as consideration in the transaction) hold at least 50% of the voting power of the surviving or acquiring entity. Whenever a distribution provided for in this Section 2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined and agreaj to by the Board of Directors of this Corporation. .3. Redemption: The Series A Preferred Stock is not redeemable without the prior written consent of the holder of such Series A Preferred Stock. 4 . Conversion . The share of Series A Preferred Stock shall be convertible, at the sole option of the Corporation, at any time after the date of issUW 1 ce of such share at the office of this Corporation into such number of fully paid and non - assessable shares of common stock of the Corporation as is determined by mutual agreement of the Corporation and the holder of the Series A Preferred Stock at the time of conversion . 5, Voting Rights. The holder of the share of Series A Preferred Stock shall have the following voting rights: (a) The holder of the share of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Corporation, voting together with the holders of the common stock and of any other shares of capital stock of the Corporation entitled to vote at a meeting of shareholders as one class, except in cases where a separate or additional vote or consent of the holders of any class or series of capital stock or other equity securities of the Corporation shall be required by these Articles or applicable law, in which case the reqwrement for any such separate or additional vote or consent shall apply in addition to the single class vote or consent otherwise required by this paragraph . (b) As of each record date for the determination <if the Corporation's shareholders entitled to vote on any matter (a "Record Date"), the share of Series A Preferred Stock shall have voting rights and powers equal to the number of votes that entitle the holder of the share of Series A Preferred Stock to exercise one vote more than one - half of all votes entitled to be cast as of such Record Date by all holders of capital stock of the Corporation so as to ensure that the votes entitled to be cast by the holder of the share of Series A Preferred Stock shall be equal to at least fifty - one percent (51%) of all votes entitled to be cast. (c) Without the written consent of the holder of the share of Serie : t A Preferred Stock at a meeting of the shareholders of this Corporation called for such purpose, the Corporation will not amend, alter or repeal any provision of the Articles of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights · or powers of the Series A Preferred Stock .

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·M_a_r - _o_ "a 2_0_0_3_B_:_2_9_P_ M H_P_L_A_S_E.R.J ET FAX p. 12 6. Status of Redeemed Stock . In the event the share of Series A Preferred Stock shall be redeemed pursuant to Section 3 hereof, or converted pursuant to Section 4 hereof, the share shall be cancelled and returned to the status of authorized but unissued shares of preferred stock . 7. Taxes . This Corporation will pay all truces (other than truces based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of the share of Series A Preferred Stock . The foregoing was duly adopted by the unanimous written consent of the Board of Directors as of August 28, 2007. IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed these Articles of Amendment as of August 28, 2007. : AMERIC A a S : Œ G CENTERS, INt Carl Campanelli, President I

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a 0 2003 8:29PM HP LASERJET FA>< p. 13 CERTIFICATE OF DESIGNATION, PREFERENCE AND RIGHTS OF SERIES B PREFERRED STOCK OF THE AMERICAS LEARNING CENTERS, INC. Pursuant to the General Corporation Law of the State of Florida The Americas Learning Centers, Inc., a corporation organized and existing under the laws of the State of Nevada (tlie "Corporation"), hereby certifies that the following resolutions were duly adopted by tlie Board of Directors of the Coiporation by WJall.imous written consent on August 28, 2007, pursuant to the authority vested in the Board of Directors by Article IV of the Certificate oflncorporation of the Corporation which creates and authorizes 50,000,000 shares of Preferred Stock of the Corporation, no par value of per share (the " Preferred Stock"); Resolved, that pursuant to the authority vested in the Board of Directors by Article IV of the Certificate oflncorporation of the Corporation, a series of Preferred Stock is hereby established, the distinctive designation of which shall be "Series B Preferred Stock" (such series being hereinafter called "Series B Preferred Stock"), and the preferences and relative, participating, optional or other special rights of the Series B Preferred Stock, and the qualifications, limitations or restrictions thereof (in addition to the relative powers, preferences and rights, and qualifications, limitations or restrictions thereof, set forth in the Corporation's Certificate of Incorporation which are applicable to shares of Preferred Stock of all series) shall be as follows: 1. Designation. The series of preferred stock authorized hereunder shall be designated as the "Series B Preferred Stock." The number of shares constituting such series shall initially be twenty - five million (500,000) which number may from time to time be changed by the Board of Directors. The par value of the Series B Preferred Stock shall be no par value. All shares of Series B Preferred Stock shall be identical with each other in all respects. 2. Rank. The Series B Preferred Stock shall rank, with respect to dividend rights and rights on liquidation, dissolution and winding - up of the affirirs of the Corporation equal to the Common Stock and junior to each cl11Ss or series of capital stock (except any other class of Series B Preferred Stock) which expressly provides that it ranks senior to the Series B Preferred Stock as to dividends or upon liquidation, dissolution and winding up, or as to any other right or preference. 3. Conversion. The holders of Series B Preferred Stock shall have conversion rights as follows ("Conversion Rights"): (a) Automatic Conversion. Each shares of Series B Preferred Stock shall not be convertible unless and until the Corporation amends its Certificate of Incorporation to increases the authorized nwnber of shares of Common Stock available for issuance in an amount sufficient to permit the conversion of all the shares of Series B Preferred Stock, and all other

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Mer 03 2003 8:30PM HP LRSERJET FAX p. 14 convertible securities and instruments of the Corporation. The Corporation will use its best effort to cause such amendment to the Certificate of Incorporation to be filed within nine (9) months from the date of this Certificate of Designation. Conditioned upon the foregoing, at such time as the Corporation effectuates the action described above in this Section 3(a), each share of Series B Preferred Stock shall automatically convert into twenty thousand (1,000) fully paid and nonassesSQble share of Common Stock of the Corporation. (b) Mechanics of Conversion. At such time as the conditions described in Section 3(a) shall have occurred, holders of the Series B Preferred Stock shall surrender the certificates therefor, duly endorsed, at the office oftbe Corporation or of any transfer agent for the Series B Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such bolder of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock of the Corporation to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the conditions set forth in Section 3(a) herein have been satisfied and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such sh= of Common Stock as of such date. (c) No Impairment. This Corporation will r;iot, by amendment of its Certificate of Incorporation or through any reorganization, recapitalimtion, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment. (d) No Fractional Shares . No fractional shares shall be issued upon the conversion of any share or shares of the Series B Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.·Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of · shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

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. . H_a_ r o'_3_2_ Ƒ _0_3_B_:_3_1_P_M H_P_LASERJET FAX JO. 15 (e) Notices of Record Date . In the event the Corporation takes record of the holders of any class of securities for the purpose of determining which holders are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, property or other right, the Corporation shall mail to each holder of Series B Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rigbt, and the amount and character of such dividend, distributi.on or right. (f) Reservation of Stock Issuable Upon Conversion. Solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, the Corporation shall at all times, subject to the conditions described in Section 3(a), reserve and keep available out ofits authorized but unissued shares of Common Stock, such number of shares of its Common Stock: as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as, in the opinion of courisel to the Corporation, may be necessary and authorized to increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock to such number of shares as shall be sufficient for such purposes. (g) Notices. Any notice required by the provisions of this Section 3 to be giv<m to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of this Corporation. 4, Redemption. (a) Exercise of Redemption Right. Subject to the rights of series of Preferred Stock which may from time to time come into existence, at the option of the Corporation, the Corporation shall have the right to redeem that number of shares of Series B Preferred Stock held by any holder and specified in a written notice of redemption (''Redemption Notice") sent or delivered to the holder, by paying to the holder, in cash, an amount per share of Series B Preferred Stock identified in the Redemption Request, equal to $1.00 plus any declared but unpaid dividends on each such share. The total sum payable per share pursuant to a Redemption Request is hereinafter referred to as the "Series B Preferred Stock Redemption Price".

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M_ _r_·d_ 3 2_0_0_3_8_:_3 l P_H' - ' - - Hc.....P LASERJET FAX p. 16 (b) Mechanics of Redemption. Redemption Notices shall be sent or delivered to the holder at such holder's address as set forth in the books of the Corporation. Such Redemption Notice shall be sent at least1Wenty (20) days prior to the redemption date specified in the Redemption Notice. Each Redemption Notice shall state: (i) the redemption date; (ii) the number of shares to be redeemed; (iii) the redemption price per share; (iv) the place where certificates may be surrendered for payment of the redemption price; and (v) that the holder's right to convert pursuant to subsection 5 above shall terminate upon the expiration often (10) days after receipt of the Redemption Notice. The Corporation shall, as soon as practicable after the redemption date, pay to the holder the Series B Preferred Stock the redemption price upon delivery to the Corporation of the certificates of Series B Preferred Stock to be redeemed. Upon payment by the Corporation of the Series B Preferred Stock Redemption Price, all rights in respect of the shares of Series B Preferred Stock redeemed shall cease. 5. Voting Rights. The holders of shares of Series B Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series B Preferred Stock could then be converted (notwithstanding the conditions described in Section 3(a) herein), and with respect to such vote, such holder shall have full voting rights and poweni equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect tp any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be pennitted and any fractional voting rights available on an as - converted basis (after aggregating all shares into which shares of Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one - half being rounded upward). 6. Common Stock Dividends, Subdivisions, Combinations, etc. In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the number of outstanding shares of Series B Preferred Stock in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the same percentage of shares outstanding determined by multiplying the number of shares of Series B Preferred Stock by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

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'M_a_r_o_a_·_2_o_o_a_a_:_3_2_P_M H P --- =L ASERJET FAX p. 17 7. Status of Converted or Redeemed Stoek. In the event any shares of Series B Preferred Stock shall be converted or redeemed pursuant to Section 3 or Section 4 hereof, the shares so converted or redeemed shall be canceled and shall be available for issuance by the Corporation in acc?rdance with the Corporation's Certificate oflncorporation. IN WITNESS WHEREOF, The Americas Learning Centers, Inc. has caused this Certificate of Designation to be signed by Carl Campanelli, its President, this 28th day of August 2007. THE AMERICAS LEARNING CENTERS, INC. By: esident Car!C

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